Exhibit 4.3

FORM OF

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made as of [                    ], 2018, by and among: (i) Zekelman Industries, Inc., a Delaware corporation (the “Company”); (ii) Alan Zekelman (“AZ”); (iii) Barry Zekelman (“BZ”); and (iv) Clayton Zekelman (“CZ”, and together with AZ and BZ, the “Investors”, and each, an “Investor”). The Company and the Investors may be collectively referred to herein as the “Parties”, and each individually as a “Party.”

RECITALS

1.

The Investors are the beneficial owners of shares of the Company’s Class B multiple voting stock (the “Class B Stock”), which are convertible into shares of the Company’s Class A subordinate voting stock (the “Class A Stock”) on a one-for-one basis, exchangeable shares in the capital of the Company’s subsidiary, 6582125 Canada Inc. (the “Exchangeable Shares”), which are exchangeable for shares of Class A Stock or Class B Stock on a one-for-one basis, and shares of the Company’s Special Voting Stock.

2.	On or about the date hereof, the Company is consummating an initial public offering of shares of its Class A Stock (the “IPO”).

3.	The Company desires to provide for, among other things, the grant to the Investors of registration rights with respect to the Registrable Securities (as hereinafter defined) held by the Investors.

AGREEMENT

Therefore, the Parties agree as follows:

1.	Definitions. For purposes of this Agreement:

a.	“Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person.

b.	“Board of Directors” means the board of directors of the Company.

c.	“Canadian Base Shelf Prospectus” means a base shelf (final) prospectus filed pursuant to National Instrument 44-102 – Shelf Distributions.

d.	“Canadian Long Form Prospectus” means a Canadian Prospectus on Form 41-101F1 pursuant to National Instrument 41-101 – General Prospectus Requirements.

e.	“Canadian Prospectus” means a (final) prospectus filed by the Company under Canadian Securities Laws.

f.	“Canadian Securities Commissions” means the securities commissions or other securities regulatory authorities in each of the provinces and territories of Canada.

g.

“Canadian Securities Laws” means the securities legislation of the applicable provinces or territories of Canada, and the rules, regulations and policies of the applicable Canadian Securities Commissions.

h.

“Canadian Short Form Registration Procedure” means the procedures for the distribution of securities by way of a short form prospectus available under Canadian Securities Laws, including National Instrument 44-101.

i.	“Class A Stock” shall have the meaning set forth in the Recitals.

j.	“Class B Stock” shall have the meaning set forth in the Recitals.

k.

“Damages” means any loss, damage, or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, Canadian Securities Laws or other federal, provincial or state law, insofar as such loss, damage, or liability (or any action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, Canadian Securities Laws, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, Canadian Securities Laws or any state securities law.

l.	“Delay” shall have the meaning set forth in Section 2(d)(i).

m.	“Demand Registration Request” shall have the meaning set forth in Section 2(a).

n.	“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

o.	“Exchangeable Shares” shall have the meaning set forth in the Recitals.

p.

“Excluded Registration” means (i) a registration and/or qualification relating to the sale of securities to employees of the Company or a subsidiary pursuant to an equity compensation, stock purchase or similar plan; (ii) a registration and/or qualification relating to an SEC Rule 145 transaction; (iii) a registration and/or qualification on any form that does not include substantially the same information as would be required to be included in a registration statement or prospectus covering the sale of the Registrable Securities; or (iv) a registration and/or qualification of the issuance of shares of Class A Stock upon conversion of debt securities that are also being registered and/or qualified.

q.	“Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

r.	“Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

s.	“Initiating Investors” means, collectively, Investors who properly initiate a registration request under this Agreement.

t.	“IPO” shall have the meaning set forth in the Recitals.

u.

“Materially Detrimental Effect” means any effect that would be materially detrimental to the Company and/or its stockholders, including but not limited to any action that would: (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act, Exchange Act or Canadian Securities Laws without undue burden or delay.

v.	“Participating Investor” shall have the meaning set forth in Section 2(b).

w.	“Participating Investor Counsel” shall have the meaning set forth in Section 6.

x.	“Permitted Holder” has the meaning set forth in the third amended and restated certificate of incorporation of the Company, filed with the Secretary of State of Delaware on [___], 2018.

y.	“Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

z.

“Pro Rata Portion” means, with respect to each Participating Investor for any given Registration, a fraction, the numerator of which is the number of Registrable Securities requested to be registered or sold by that Participating Investor, and the denominator of which is the aggregate number of Registrable Securities requested to be registered or sold by all Participating Investors.

aa.

“Qualification” means qualification under Canadian Securities Laws of the offer and sale of shares of Class A Stock under a Canadian Prospectus. The terms “qualify”, “qualified” and “qualifying” shall have correlative meanings.

bb.

“Registrable Securities” means all shares of Class A Stock issued or issuable (directly or indirectly) upon conversion and/or exchange of Exchangeable Shares or shares of Class B Stock held by an Investor as of the date hereof or acquired by an Investor after the date hereof (it being understood that, for purposes of this Agreement, an Investor shall be deemed to be a holder of Registrable Securities whenever such Investor has the right to then acquire or obtain, directly or indirectly, from the Company any Registrable Securities, whether or not such acquisition has been actually effected), excluding any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Section 13(a), and excluding for purposes of Section 2 any shares for which registration rights have terminated pursuant to Section 12 of this Agreement.

cc.

“Registration” means registration under the Securities Act of the offer and sale of shares of Class A Stock under a Registration Statement. The terms “register”, “registered” and “registering” shall have correlative meanings.

dd.	“SEC” means the Securities and Exchange Commission.

ee.	“SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act, or any successor provisions.

ff.	“SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act, or any successor provisions.

gg.	“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

hh.

“Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Participating Investor, except for the fees and disbursements of the Participating Investor Counsel borne and paid by the Company as provided in Section 6.

ii.	“Shelf Registration” shall have the meaning set forth in Section 2(c).

jj.	“Shelf Takedown” shall have the meaning set forth in Section 2(e).

kk.	“Suspension Event” shall have the meaning set forth in Section 2(d)(v).

ll.	“Underwriting Cap” shall have the meaning set forth in Section 4(c).

2.	Demand Registrations.

a.

Demand Registration Request. Beginning upon the date that is 365 days after the effective date of the registration statement for the IPO, one or more Investors shall have the right to make a written request from time to time (a “Demand Registration Request”) to the Company for Registration and/or Qualification of all or part of the Registrable Securities held by such Initiating Investors. Each Demand Registration Request shall specify (i) the aggregate amount of Registrable Securities held by each Initiating Investor proposed to be registered or qualified and (ii) the intended method or methods of disposition thereof, including whether they intend to distribute the Registrable Securities by means of an underwriting.

b.

Long Form Demand. If the Company receives a Demand Registration Request from one or more Initiating Investors that the Company file a Form S-1 registration statement and/or a Canadian Prospectus on Form 41-101F1 pursuant to National Instrument 41-101 – General Prospectus Requirements, or similar long form registration statement or prospectus, with respect to Registrable Securities of such Investors having an anticipated aggregate offering price, net of Selling Expenses, of at least $50,000,000, then the Company shall (i) within 5 days after the date such request is given, give to all Investors other than the Initiating Investors a written notice (a “Demand Notice”) describing the Demand Registration Request submitted by the Initiating Investors and offering each of the other Investors the opportunity, upon providing written notice to the Company within 20 days after the date of the Demand Notice, to include in the Registration and/or Qualification that number of Registrable Securities as such Investor may request in writing; and (ii) as soon as practicable, and in any event within 60 days after the deadline for such request for the Participating Investors (as defined below), file a Form S-1 registration statement under the Securities Act and/or a Canadian Prospectus on Form 41-101F1 pursuant to National Instrument 41-101 – General Prospectus Requirements, as applicable, covering all Registrable Securities that the Initiating Investors requested to be registered or qualified and any additional Registrable Securities requested to be included in such Registration or Qualification by any other Investors (such other participating Investors, together with the Initiating Investors, the “Participating Investors”), and in each case, subject to the limitations of Section 2(d) and Section 4.

c.

Short Form Demand. If at any time when it is eligible to use a Form S-3 registration statement or a Canadian Prospectus under the Canadian Short Form Registration Procedure, including for offerings to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act and/or a Canadian Base Shelf Prospectus (such a registration statement for offerings to be made on Form S-3 pursuant to Rule 415 and/or a Canadian Base Shelf Prospectus, a “Shelf Registration”), and the Company receives a Demand Registration Request from one or more Investors that the Company file a Form S-3 registration statement and/or a Canadian Prospectus under the Canadian Short Form Registration Procedure with respect to Registrable Securities of such Investors having an anticipated aggregate offering price, net of Selling Expenses, of at least $10,000,000, then the Company shall (i) within 10 days after the date such request is given, give a Demand Notice to all Investors other than the Initiating Investors and offer each of the other Investors the opportunity, upon providing written notice to the Company within 20 days after the date of the Demand Notice, to include in the Registration and/or Qualification that number of Registrable Securities as such Investor may request in writing; and (ii) as soon as practicable, and in any event within 30 days after the deadline for such request for the Participating Investors, file a Form S-3 registration statement under the Securities Act and/or a Canadian Prospectus under the Canadian Short Form Registration Procedure covering all Registrable Securities requested to be included in such Registration and/or Qualification by the Participating Investors, subject to the limitations of Section 2(d) and Section 4.

d.	Limitations on Demand Registrations.

i.

Notwithstanding the foregoing obligations, if the Board of Directors in its good faith judgment determines that filing or causing the effectiveness of a registration statement or prospectus pursuant to Section 2(b) or Section 2(c) would cause a Materially Detrimental Effect or would otherwise require presentation of financial statements for any entity other than the Company or pro forma financial information, in each case to the extent not already included in the Company’s filings under the Exchange Act or Canadian Securities Laws, or to obtain an audit other than for the Company’s fiscal year financial statements, then the Company shall have the right, upon providing prompt written notice to the Participating Investors, to delay the filing or initial effectiveness of such registration statement or prospectus (a “Delay”), and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly; provided, however, that the Company shall not be permitted to exercise a Delay (A) for a period exceeding 90 days on any one occasion or (B) for an aggregate of more than 180 days in any 12-month period. The Company shall not register or qualify any securities for its own account or that of any other stockholder during any such Delay other than an Excluded Registration. Upon receiving notice of the Delay, the Participating Investors shall suspend use of any applicable preliminary prospectus in connection with any sale or purchase, or offer to sell or purchase, Registrable Securities.

ii.

The Company shall not be obligated to effect, or to take any action to effect, any Registration or Qualification pursuant to Section 2(b): (A) during the period that is 60 days before the Company’s good faith estimate of the date of filing of, and ending on a date that is 180 days after the effective date of, a Company-initiated Registration or Qualification, provided that the Company is actively employing its good faith commercially reasonable efforts to cause such Registration or Qualification to become effective; or (B) after the Company has effected two Registrations and/or Qualifications pursuant to Section 2(b) (for greater certainty, any such Registration and Qualification effected concurrently shall count as one).

iii.

The Company shall not be obligated to effect, or to take any action to effect, any Registration or Qualification pursuant to Section 2(c): (A) during the period that is 30 days before the Company’s good faith estimate of the date of filing of, and ending on a date that is 90 days after the effective date of, a Company-initiated Registration or Qualification, provided that the Company is actively employing its good faith commercially reasonable efforts to cause such Registration or Qualification to become effective; or (B) if the Company has effected two Registrations and/or Qualifications pursuant to Section 2(c) within the 12-month period immediately preceding the date of such request (for greater certainty, any such Registration and Qualification effected concurrently shall count as one).

iv.

A Registration or Qualification shall not be counted as “effected” for purposes of this Section 2(d) until such time as the applicable registration statement or Canadian Prospectus has been declared effective by the SEC or a final receipt therefor has been provided by the applicable Canadian Securities Commissions, unless the Participating Investors withdraw their request for such Registration or Qualification (other than as a result of a Delay), elect not to pay the expenses therefor, and forfeit their right to one Registration or Qualification pursuant to Section 6, in which case such withdrawn Registration or Qualification shall be counted as “effected” for purposes of this Section 2(d).

v.

Following the effectiveness of a registration statement or receipting of a Canadian Prospectus, the Participating Investor(s) will not effect any sales of Registrable Securities pursuant to such registration statement or Canadian Prospectus at any time after they have received notice from the Company to suspend sales (A) as a result of a Materially Detrimental Event or (B) so that the Company may correct or update the registration statement or Canadian Prospectus (each, a “Suspension Event”). Participating Investor(s) may recommence effecting sales of Registrable Securities pursuant to the registration statement or Canadian Prospectus following further notice to such effect from the Company, which notice shall be given promptly after the conclusion or completion of any such Suspension Event, correction or update.

e.

Shelf Registrations. Investors holding Registrable Securities registered or qualified pursuant to a Shelf Registration shall be entitled, at any time and from time to time when the Shelf Registration is effective, to sell such Registrable Securities as are then registered or qualified pursuant to such Shelf Registration (each, a “Shelf Takedown”), but only upon not less than three days’ prior written notice to the Company (or 10 days if such takedown is underwritten). No prior notice shall be required of any sale pursuant to a plan that complies with Rule 10b5-1 under the Exchange Act or an automatic share distribution plan established pursuant to Canadian Securities Laws, provided that the Company has received a written copy of such plan not less than three days in advance of the first sale thereunder and such sale does not require any amendment or supplement to the prospectus then included in the Shelf Registration. Investors holding Registrable Securities registered or qualified pursuant to a Shelf Registration shall each be entitled to request that a Shelf Takedown be an underwritten offering if, based on the then-current market prices, the number of Registrable Securities included in such underwritten offering would yield gross proceeds to all Participating Holders of at least $50,000,000. Investors participating in the Shelf Takedown shall not be entitled to request that a Shelf Takedown be part of an underwritten offering within 60 days after the pricing date of any other underwritten offering effected pursuant to a Demand Registration Request or Section 3(a). Investor(s) participating in a Shelf Takedown shall give the Company prompt written notice of the consummation of such Shelf Takedown, whether or not part of an underwritten offering.

3.	Piggyback Registration.

a.

If the Company proposes to register or qualify (including, for this purpose, a Registration or Qualification effected by the Company for stockholders other than the Investors) any of its securities under the Securities Act or Canadian Securities Laws in connection with the public offering of such securities solely for cash (other than in an Excluded Registration), the Company shall, at such time, promptly give each Investor notice of such Registration or Qualification. Upon the written request of each Investor provided to the Company within 20 days after such notice is given, the Company shall, subject to the provisions of Section 4, cause to be registered or qualified all of the Registrable Securities that each such Investor has requested to be included in such Registration or Qualification.

b.

The Company shall have the right to terminate or withdraw any Registration or Qualification initiated by it under this Section 3 before the effective date of such Registration or Qualification, whether or not any Investor has elected to include Registrable Securities in such Registration or Qualification. The expenses (other than Selling Expenses) of such withdrawn Registration or Qualification shall be borne by the Company in accordance with Section 6.

4.	Underwriting Requirements.

a.

If the Initiating Investors indicate in their Demand Registration Request or with respect to a Shelf Takedown that they intend to distribute the Registrable Securities by means of an underwriting, the Company shall have the right to select the underwriter(s), subject to the reasonable approval of Participating Investors holding a majority of the Registrable Securities to be covered by the registration statement or Canadian Prospectus. In such event, the right of any Investor to include its Registrable Securities in such Registration or Qualification shall be conditioned upon that Investor including its Registrable Securities and otherwise participating in the underwriting to the extent provided in this Section 4.

b.

All Participating Investors proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 5(a)(v)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting and complete and execute all questionnaires, powers of attorney, indemnities, agreements and other documents required under the terms of such underwriting arrangements.

c.

Notwithstanding any other provision of this Section 4, if the managing underwriter or underwriters of any proposed underwritten offering advise the Company in writing that, in its or their reasonable opinion, the number of securities requested to be included in the proposed offering exceeds the number that can be sold in that offering without being likely to have an adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, then the total number of securities to be included in the proposed offering shall be reduced to a number of securities that, in the reasonable opinion of such managing underwriter or underwriters, can be sold without having such adverse effect (the “Underwriting Cap”). The Underwriting Cap shall be allocated: (i) first, but only in the case of a Piggyback Registration, to the securities that the Company wishes to sell; and (ii) second, to each Participating Investor based on that Participating Investor’s Pro Rata Portion of the remaining Underwriting Cap, if any, or in such other proportion as shall mutually be agreed to by all Participating Investors. Upon receiving notice of the Underwriting Cap from the managing underwriter or underwriters, the Company shall as soon as practicable provide written notice to all Participating Investors of the Underwriting Cap, and indicating each Participating Investor’s Pro Rata Portion thereof. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Participating Investor to the nearest 100 shares.

d.

For purposes of Section 2, a Registration or Qualification shall not be counted as “effected” if, as a result of an Underwriting Cap, fewer than fifty percent (50%) of the total number of Registrable Securities that Participating Investors have requested to be included in such Registration or Qualification are actually included.

5.	Obligations of the Company. Whenever required under Section 2 to effect the Registration or Qualification of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

a.	in the case of a Registration:

i.

prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and keep such registration statement effective for a period of (A) up to 120 days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that such 120-day period shall be extended for a period of time equal to the period the Investor refrains, at the request of an underwriter of Class A Stock (or other securities) of the Company, from selling any securities included in such registration, and (B) up to 180 days in the case of any Shelf Registration, provided, however, that such 180-day period shall be extended for a period of time equal to any period during which such registration statement is not effective or its use is otherwise suspended for;

ii.

prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all Registrable Securities covered by such registration statement, subject to Section 5(a)(i);

b.	in the case of a Qualification:

i.

prepare and file with the Canadian Securities Commission in each province and territory a Canadian Prospectus with respect to such Registrable Securities and use its commercially reasonable efforts to obtain a receipt or a decision document from such Canadian Securities Commissions in respect of such Canadian Prospectus (provided, however, that the Company shall not be required to file a Canadian Prospectus in the Province of Quebec if that would require the Company to translate its continuous disclosure documents into the French language in connection with that filing);

ii.

prepare and file with the Canadian Securities Commissions with whom a Canadian Prospectus has been filed such amendments and supplements to such Canadian Prospectus as may be necessary to comply with the applicable provisions of Canadian Securities Laws with respect to the distribution of all Registered Securities qualified by such Canadian Prospectus (provided that all Registrable Securities qualified by such Canadian Prospectus are distributed within 90 days of the date of such final Canadian Prospectus);

c.

furnish to the Participating Investors such numbers of copies of a prospectus, including a preliminary prospectus and any amendments and supplements thereto, as required by the Securities Act and/or Canadian Securities Laws, and such other documents as the Investors may reasonably request in order to facilitate their disposition of their Registrable Securities;

d.

use its commercially reasonable efforts to register and qualify the securities covered by such registration statement or Canadian Prospectus under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the Participating Investors; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

e.	in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;

f.

use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement or Canadian Prospectus to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

g.

provide a transfer agent and registrar for all Registrable Securities registered or qualified pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such Registration or Qualification;

h.

promptly make available for inspection by the Participating Investors, any managing underwriter participating in any disposition pursuant to such registration statement or Canadian Prospectus, and any attorney or accountant or other agent retained by any such underwriter or selected by the Participating Investors, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, managers, directors, employees and independent accountants to supply all information reasonably requested by any such Participating Investor, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement or Canadian Prospectus and to conduct appropriate due diligence in connection therewith (in each case, subject to entering into an appropriate confidentiality agreement with the Company);

i.

notify each Participating Investor, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed or in the case of an offering in Canada, of the time when a receipt or a decision document from the applicable Canadian Securities Commissions has been received;

j.

after such registration statement becomes effective or a receipt or a decision document from the applicable Canadian Securities Commissions has been received in respect of a Canadian Prospectus, notify each Participating Investor of any request by the SEC or a Canadian Securities Commission that the Company amend or supplement such registration statement or Canadian Prospectus;

k.

notify each Participating Investor, at any time when a prospectus relating to such Participating Investor’s Registrable Securities is required to be delivered under the Securities Act, or when a Canadian Prospectus relating thereto is required to be filed under Canadian Securities Laws, of the happening of any event that would cause such prospectus to contain an untrue statement of a material fact or omit any fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, and promptly prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

l.	notify the Participating Investors in writing upon the termination of any Delay or Suspension Event.

It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2 and Section 3 with respect to the Registrable Securities of any Participating Investor that such Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the Registration or Qualification of such Investor’s Registrable Securities.

6.

Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Section 2, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; and the reasonable fees and disbursements of one counsel for the Participating Investors (“Participating Investor Counsel”), shall be borne and paid by the Company; provided, however, that the Company shall not be required to pay for any expenses of any Registration or Qualification proceeding begun pursuant to Section 2 if the registration or qualification request is subsequently withdrawn at the request of (i) the Initiating Investors and (ii) Investors holding a majority of the Registrable Securities to be registered (in which case all Participating Investors shall bear their Pro Rata Portion of such expenses based upon the number of Registrable Securities that were to be included in the withdrawn registration or qualification), unless each Investor holding at least 5% of the Registrable Securities then outstanding agrees to forfeit their right to one registration or qualification pursuant to Section 2(b) or Section 2(c), as the case may be; provided further that if, at the time of such withdrawal, the Participating Investors shall have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Investors at the time of their request and have withdrawn the request with reasonable promptness after learning of such information then the Participating Investors shall not be required to pay any of such expenses and shall not forfeit their right to one registration or qualification pursuant to Section 2(b) or Section 2(c). All Selling Expenses relating to Registrable Securities registered or qualified pursuant to Section 2 and Section 3 shall be borne and paid by the Investors based on their respective Pro Rata Portion of the Selling Expenses for the applicable Registration or Qualification.

7.

Delay of Registration. No Investor shall have any right to obtain or seek an injunction restraining or otherwise delaying any Registration or Qualification pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

8.	Indemnification. If any Registrable Securities are included in a registration statement or Canadian Prospectus under Section 2 or Section 3:

a.

To the extent permitted by law, the Company will indemnify and hold harmless each Participating Investor, and the partners, members, officers, directors, and stockholders of each such Investor; legal counsel, investment advisers and accountants for each such Investor; any underwriter (as defined in the Securities Act or Canadian Securities Laws) for each such Investor; and each Person, if any, who controls such Investor or underwriter, is controlled by such Investor or underwriter, or is jointly controlled by such Investor and any other Investors, in each case, within the meaning of the Securities Act, the Exchange Act or Canadian Securities Laws, against any Damages, and the Company will pay to each such Investor, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 8(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Investor, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such Registration or Qualification.

b.

To the extent permitted by law, each Participating Investor, severally and not jointly, will indemnify and hold harmless the Company, and each of its managers or directors, as applicable, each of its officers who has signed the registration statement or Canadian Prospectus, each Person (if any) who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any other Investor selling securities in such registration statement or Canadian Prospectus, and any controlling Person of any such underwriter or other Investor, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such Participating Investor expressly for use in connection with such Registration or Qualification; and each such Participating Investor will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 8(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Investor, which consent shall not be unreasonably withheld, conditioned or delayed; and provided further that in no event shall the aggregate amounts payable by an Investor by way of indemnity or contribution under this Section 8(b) exceed the proceeds from the offering received by such Investor (net of any Selling Expenses paid by such Investor), except in the case of fraud or willful misconduct by such Investor.

c.

Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 8, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflicts of interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall only relieve such indemnifying party of liability to the indemnified party under this Section 8 to the extent that such failure prejudices the indemnifying party’s ability to defend such action. The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 8.

d.

To provide for just and equitable contribution to joint liability under the Securities Act or Canadian Securities Laws in any case in which either (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 8 but it is judicially determined that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 8 provides for indemnification in such case, or (ii) contribution under the Securities Act or Canadian Securities Laws may be required on the part of any party hereto for which indemnification is provided under this Section 8, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (x) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and (y) in no event shall an Investor’s liability pursuant to this Section 8(d), when combined with the amounts paid or payable by such Investor pursuant to Section 8(b), exceed the proceeds from the offering received by such Investor (net of any Selling Expenses paid by such Investor), except in the case of willful misconduct or fraud by such Investor.

e.

Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control. The Company shall use commercially reasonable efforts to include provisions in the underwriting agreement that are consistent with the foregoing provisions.

f.

Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Investors under this Section 8 shall survive the completion of any offering of Registrable Securities in a Registration or Qualification under Section 2 or Section 3, and otherwise shall survive the termination of this Agreement.

g.

This Section 8 shall also apply to the IPO, as if the registration and qualification of the offering and sale of shares of Class A Stock in the IPO were undertaken pursuant to this Agreement and each of the Investors was a Participating Investor therein (it being understood and agreed, however, for the avoidance of doubt, that the IPO shall not be deemed a Registration and/or Qualification pursuant to Section 2(b) for the purposes of the limitation set forth in Section 2(d)(ii)).

9.

Reports Under Exchange Act. With a view to making available to the Investors the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit an Investor to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall:

a.

make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the registration statement filed by the Company for the IPO; and

b.

use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements).

10.

Limitations on Subsequent Registration Rights. The Company shall not (a) grant any registration rights to third parties which are more favorable than or inconsistent with the rights granted hereunder, or (b) enter into any agreement, take any action, or permit any change to occur, with respect to its securities that violates or subordinates the rights expressly granted to the holders of Registrable Securities in this Agreement.

11.

Lock-up Agreement. Each Investor agrees that in connection with any registered or qualified offering of the Class A Stock or other equity securities of the Company, and upon the request of the managing underwriter in such offering, such holder shall not, without the prior written consent of such managing underwriter, during the period commencing seven days prior to the effective date of such Registration or Qualification and ending on the date specified by such managing underwriter (such period not to exceed 90 days), (a) offer, pledge, sell, contract to sell, grant any option or contract to purchase, purchase any option or contract to sell, hedge the beneficial ownership of or otherwise dispose of, directly or indirectly, any Registrable Securities, or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction is to be settled by delivery of Registrable Securities or such other securities, in cash or otherwise. The foregoing provisions of this Section 11 shall not apply to sales of Registrable Securities to be included in such offering pursuant to Section 2 or Section 3 hereof, and shall be applicable to the Investors only if all officers and directors of the Company are subject to the same restrictions. Each Investor agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the managing underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. Notwithstanding anything to the contrary contained in this Section 11, each Investor shall be released, pro rata, from any lock-up agreement entered into pursuant to this Section 11 in the event and to the extent that the managing underwriter or the Company permits any discretionary waiver or termination of the restrictions of any other lock-up agreement pertaining to such offering.

12.

Termination of Registration Rights. The right of any Investor to request registration, qualification or inclusion of Registrable Securities in any Registration or Qualification pursuant to Section 2 or Section 3 hereof shall terminate upon such time when all of such Investor’s Registrable Securities could be sold without restriction under SEC Rule 144 within any 90-day period. Notwithstanding the foregoing, in no event shall the rights of an Investor terminate without the prior written consent of that Investor if such Investor is a “control person” under applicable Canadian Securities Laws and if such laws are or could be applicable to a sale of Registrable Securities by such Holder.

13.	Miscellaneous.

a.

Binding Effect; Successors and Assigns. This Agreement constitutes the entire agreement of the Parties with respect to its subject matter, supersedes all prior or contemporaneous oral or written agreements or discussions with respect to such subject matter. The rights under this Agreement may not be assigned without the consent of the Company, which shall not be unreasonably withheld, conditioned or delayed in connection with a transfer of Registrable Securities to a Permitted Holder provided that (i) the Company is, within a reasonable time prior to such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred; and (ii) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective heirs, administrators, executors, legal personal representatives, successors and permitted assignees of the Parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the Parties hereto or their respective heirs, administrators, executors, legal personal representatives, successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

b.

Amendments and Waivers. Any term of this Agreement may be amended only with the written consent of the Company and each Investor holding at least 5% of the Registrable Securities, provided that any amendment which disproportionately affects the rights or obligations of any Investor as compared to any other Investor must be approved by such disproportionately affected Investor, and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Party or Parties that would be adversely affected by such waiver.

c.

Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (i) when delivered by hand (with written confirmation of receipt); (ii) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (iii) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (iv) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective Parties at the addresses indicated for such Parties on Schedule A to this Agreement (or at such other address for a Party as shall be specified in a notice given by such Party in accordance with this Section 13(c)).

d.

Interpretation. In this Agreement, unless a contrary intention is clearly indicated, (a) references to Sections are to Sections of this Agreement, (b) headings are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement, (c) the words “include”, “includes” and “including” when used in this Agreement shall be deemed to be followed by the phrase “without limitation”, (d) the words “hereof”, “hereby” and “herein” and words of similar meaning when used in this Agreement refer to this Agreement in its entirety and not to any particular Section or provision of this Agreement, (e) words importing the singular number only shall include the plural and vice versa and (f) words importing any gender shall include all genders.

e.	Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one instrument.

f.

Severability. In the event that any provision hereof would, under applicable law, be invalid or unenforceable in any respect, the Parties will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner, to the end that the rights and obligations contemplated hereby are fulfilled to the fullest possible extent.

g.

Governing Law. This Agreement shall be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

h.

Consent to Jurisdiction. Each Party, by its execution hereof, (a) hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Delaware for the purpose of any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this

Agreement or relating to the subject matter hereof, (b) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, and agrees not to allow any of its subsidiaries to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper or that this Agreement or the subject matter hereof or thereof may not be enforced in or by such court and (c) hereby agrees neither to commence or maintain any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement, or relating to the subject matter hereof or thereof, other than before one of the above-named courts, nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation to any court other than one of the above-named courts, whether on the grounds of inconvenient forum or otherwise. Notwithstanding the foregoing, to the extent that any Party is or becomes a party in any litigation in connection with which it may assert indemnification rights set forth in this agreement, the court in which such litigation is being heard shall be deemed to be included in clause (a) above. Each Party hereby consents to service of process in any such proceeding in any manner permitted by Delaware law, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 13(c) hereof is reasonably calculated to give actual notice.

i.

WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 13(I) CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 13(I) WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

j.

Exercise of Rights and Remedies. No delay of or omission in the exercise of any right, power or remedy accruing to any Party as a result of any breach or default by any other Party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any such delay, omission nor waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

k.

Further Assurances. The Parties agree to sign such further documents, cause such meetings to be held, resolutions passed, exercise their votes and do and perform and cause to be done such further acts and things necessary, proper or advisable in order to give full effect to this Agreement and every provision hereof.

[Signature Page Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

Zekelman Industries, Inc.

By:
Name:
Title:

Alan Zekelman

Barry Zekelman

Clayton Zekelman

[Signature Page to Registration Rights Agreement]